                         COBE PATENT LICENSE TO AVECOR

     This License, entered into and effective as of June 30, 1996 (the "Effective Date") is between Cobe Laboratories, Inc. ("Cobe") and Avecor Cardiovascular, Inc. ("Avecor").

     WHEREAS, Cobe and Avecor are parties to the lawsuit in the United States District Court for the District of Colorado, captioned COBE LABORATORIES, INC.
V. AVECOR CARDIOVASCULAR, INC., Case No. 95-WY-2284-CB; and

     WHEREAS, Cobe and Avecor entered into the Binding Term Sheet having an effective date of June 30, 1996, which provides that Cobe and Avecor shall each grant a license to the other and shall enter into a settlement agreement ("Settlement Agreement"), said licenses and Settlement Agreement to be in accord with the Binding Term Sheet.

     NOW, THEREFORE, in consideration of the settlement, including without limitation the releases, dismissal of the lawsuit and payments, as set forth in the Settlement Agreement, the receipt and adequacy of which are hereby acknowledged by both parties, Cobe and Avecor agree as follows:

                             Article I:  LICENSE.

     1.1 LICENSE. Subject to timely payment of amounts due to it pursuant to paragraph 2 of this License, Cobe hereby grants to Avecor a worldwide, non-exclusive, irrevocable license under Cobe Patents to make, have made, use and sell Avecor Products. Cobe Patents shall mean U.S. Patents 4,469,659 for SAMPLING DEVICE FOR BLOOD OXYGENATOR, 4,818,490 (the '490 Patent) for INTEGRAL BLOOD OXYGENATOR and 4,451,562 for BLOOD OXYGENATOR, including any divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof or any foreign patents or applications corresponding to any of the foregoing. Avecor Products shall mean (i) the products currently sold by Avecor or Avecor Cardiovascular, Ltd. as of the Effective Date of this License and (ii) any products developed by or on behalf of Avecor and sold during the Term of the Cobe Patents. Term of the Cobe Patents shall mean the term continuing until each claim of the Cobe Patents has expired, been disclaimed or declared invalid by a final judgment of a court or administrative agency of competent jurisdiction from which no appeal can be or has been taken. For the purposes of this License, "Affiliate" shall mean any partnership, person, corporation or other limited liability company which, directly or indirectly, owns, is owned by, or is under common ownership with, Avecor, Cobe or Gambro AB, where "owns" and "ownership" mean owning at least fifty-one percent (51%) of the equity having the power to vote on or direct the affairs thereof.

     1.2 SUBLICENSE. Cobe hereby grants the right to Avecor to grant sublicenses, express or implied, (i) to Avecor distributors or Avecor's Affiliates' distributors to sell Avecor Products, (ii) to end use customers of Avecor and of permitted sublicensees to use Avecor Products and (iii) to its Affiliates (but only for a term ending if the sublicensee ceases to be an Affiliate of Avecor) to make, have made, use and sell Avecor Products.

     1.3 EXCLUSION OF KNOW-HOW. Cobe shall have no obligation to transfer to Avecor any Cobe know-how or technology and grants no license or other rights to Avecor in such know-how or technology.

     1.4 ASSIGNMENT OF LICENSE. Any person or entity acquiring substantially all of the assets related to the oxygenator business of Avecor and its Affiliates, whether by purchase of stock or assets, by merger or other business combination, or any other means, may succeed to ownership of this License and all of Avecor's rights hereunder, by assignment or operation of law or otherwise. In the event of any such acquisition, Avecor Products for the purposes of this License shall mean (i) Avecor Products as defined prior to the acquisition, (ii) products which Avecor has under development and which have been embodied in a prototype with laboratory test data generated at least six months prior to the date upon which the acquisition is consummated and (iii) improvements to the oxygenator (whether integrated with a reservoir or stand alone) now referred to as the Affinity and any future improvements or additions to the Affinity line of oxygenators, provided that such improvements or additions use a substantially similar direction of flow of blood through the bundle as does the Affinity, as manufactured on the Effective Date of this License. The acquiring party may elect at any time after such acquisition, during the term of this License, to expand the scope of this License from Cobe to include any additional products not already licensed, subject to payment of reasonable compensation to Cobe for the additional scope of license. If the parties cannot agree on such reasonable compensation, the amount of such reasonable compensation shall be determined by arbitration under paragraph 8.8 of this License.

     1.5 MAINTENANCE OF COBE PATENTS. Cobe shall have no obligation to maintain or preserve Cobe Patents, and may determine in its sole discretion whether to abandon or otherwise weaken or encumber Cobe Patents, but subject to the effects of Article III of this License.

                               ARTICLE II:  PAYMENTS.

     2.1 AMOUNT. In consideration of the settlement, including without limitation the releases, dismissal of the lawsuit and this License and of Cobe's active prosecution of enforcement or licensing as set forth in Article III, Avecor shall make the following payments: (i) within five (5) days of August 6, 1996, Avecor shall pay Cobe $1.4M; and (ii) provided that Cobe has satisfied the conditions of paragraph 3.1 or 3.2 as of August 6, 1997, Avecor shall pay Cobe $1.1M within five days after that date.

     2.2 ABATEMENT. The value of the Cobe License shall be deemed to abate if neither of the conditions described in paragraphs 3.1 and 3.2 are met as of August 6 of any year (unless the '490 Patent has expired, other than by voluntary abandonment, lapsing or disclaimer) (the "Abatement Event"). If the Abatement Event occurs as of August 6, 1997, Avecor shall not be obligated to make the August 6, 1997, payment, as explained above. If the Abatement Event occurs as of August 6, 1998, Cobe shall promptly refund $880,000 of such payment; and thereafter, $660,000 if the Abatement Event occurs as of August 6, 1999, $440,000 as of August 6, 2000, and $220,000 as of August 6, 2001. If any
payment is withheld or required to be refunded because of an Abatement Event, Cobe shall have no further obligations under this paragraph 2.2.

                          ARTICLE III:  ENFORCEMENT.

     3.1 ENFORCEMENT. For the five year period beginning on August 6, 1996, Cobe may actively prosecute patent enforcement litigation under one or more of Cobe Patents (at least under the '490 patent) against a Significant Manufacturer having at least a two and one-half percent (2 1/2%) share of sales in the United States of integrated microporous membrane oxygenators with hard shell venous reservoirs disposed above the membrane. Cobe shall be deemed to be actively prosecuting enforcement if no more than 180 days lapses between settlement (or license) or final adjudication of one case with one Significant Manufacturer and the settlement (or license), or filing and service of a complaint in a subsequent case with another Significant Manufacturer. For the purpose of satisfying enforcement under this paragraph 3.1, such settlement (or license) shall require reasonable consideration. Notwithstanding anything to the contrary, if a complaint is not filed and served during the first 12 months following August 6, 1996, Cobe shall be deemed to have satisfied the foregoing requirements only if Cobe has settled (or licensed) by August 6, 1997 with at least two non-Affiliated Significant Manufacturers with reasonable consideration from each.

     3.2 LICENSING. Cobe may, as an alternative to actively prosecuting enforcement under paragraph 1(a), bring under license of the '490 Patent at least 50% of the sales in the United States with respect to the calendar year preceding each anniversary date of August 6 of integrated microporous membrane oxygenators with hard shell venous reservoirs disposed above the membrane by all manufacturers other than Cobe. Such license, for the purpose of the payments under paragraph 2.1, shall require reasonable consideration for the license.

     3.3 RESOLUTION OF DISPUTES. The parties shall meet in June of 1997 through 2001 and cooperate to determine by August 6 of each such year whether Cobe has actively prosecuted such enforcement as provided in paragraph 3.1 or brought the specified level of sales under license pursuant to paragraph 3.2 for the prior calendar year. If the parties fail to agree by August 6 of any such year, and at the request of either party, the determination shall be made by arbitration in accordance with the provisions of paragraph 8.8. The arbitrator may use a market consultant to assist in making the determination. Market share information furnished by either party shall be held in confidence and may be used only for the purposes of making any determination required by this paragraph.

     3.4 NO INDUCEMENT. Nothing herein shall be deemed to constitute Avecor's inducement to Cobe to commence any lawsuits, to take any position with respect to such lawsuits or bring any manufacturer under license. All decisions concerning whether or not to commence litigation, the claims to be asserted, and the existence of sufficient legal and factual justification for such claims, or licensing shall rest solely with Cobe. The sole right to institute suit for infringement and to recover resulting damages under Cobe Patents shall rest with Cobe.

                         ARTICLE IV:  CONFIDENTIALITY.

     4.1 CONFIDENTIALITY. Avecor and Cobe shall be under a duty of confidentiality as set forth in paragraph 5 of the Settlement Agreement.

                  ARTICLE V:  WARRANTIES AND INDEMNIFICATION.

     5.1 WARRANTY EXCEPTIONS. COBE MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED AS TO AVECOR PRODUCTS OR THE COBE PATENTS; OR THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THE DESIGN OF ANY AVECOR PRODUCTS OR THAT THE SAME ARE FREE OF INFRINGING THE RIGHTS OF ANY THIRD PARTIES. COBE SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED

HEREUNDER BY AVECOR, ITS AFFILIATES SUBLICENSEES, DISTRIBUTORS OF AVECOR OR SUBLICENSEES OR ANY CUSTOMERS PERMITTED HEREUNDER OR ANY OTHERS RESULTING FROM THE USE OF OR RELATING TO AVECOR PRODUCTS OR THE COBE PATENTS.

     5.2 INDEMNIFICATION. Avecor hereby indemnifies, shall defend against and hold Cobe harmless from any and all claims, loss, liability, damage or expense (including without limitation reasonable fees and expenses of counsel) in connection with investigating or defending any actions or threatened actions arising out of or related to any manufacture, use or sale by Avecor, its Affiliates, sublicensees, distributors of Avecor or sublicensees, or any customers of Avecor Products including without limitation: (i) any warranties given by Avecor, its Affiliates or distributors or deemed or held by law to have been given by Avecor, its Affiliates or distributors; (ii) any claim of infringement of third party patents or other proprietary rights in connection with the use or sale of Avecor Products and (iii) any claim for negligence, defective design, product liability or similar claims relating to Avecor Products.

                            ARTICLE VI:  MARKETING.

     6.1 MARKETING EFFORT. Avecor and its Affiliates may determine whether and the manner and extent to which they shall sell Avecor Products or create, promote or maintain a market for sales of such products.

     6.2 USE OF COBE NAME. Avecor shall not use the name of Cobe in connection with any advertising, promotional or sales literature without the prior written consent of Cobe. Cobe shall not unduly restrict or prevent Avecor's use of the name whenever or wherever required by Federal, State or local law or regulation, either domestically or internationally.

     6.3 PATENT MARKING. Avecor shall have no obligation to mark Avecor Products with Cobe patent numbers or otherwise with respect to Cobe Patents.

                   ARTICLE VII:  TERM AND BREACH OF LICENSE.

     7.1  TERM.  The Term of this License shall be for the Term of the Cobe
Patents.

     7.2  BREACH OF LICENSE.  The license and sublicense granted in paragraph
1.1 and 1.2 shall be irrevocable. In the event of a breach of this License, the remedy available to the other party shall be strict performance and/or monetary damages and/or whatever is available under contract law but not inconsistent with the irrevocable grant of the license and sublicense. The license and sublicense shall remain in full force and effect notwithstanding any breach or any award of monetary damages or other remedy. In the event of a breach, the nonbreaching party shall provide written notice to the breaching party, whereupon the breaching party shall have 60 days to cure the breach. In the event the breach is not cured within 60 days, the nonbreaching party may initiate arbitration under this License at any time within 90 days of the expiration of said 60 day period.

                      ARTICLE VIII:  GENERAL PROVISIONS.

     8.1 RELATIONSHIP OF PARTIES. Nothing contained in this License shall be construed to constitute any party as the partner, employee, representative, or agent of, or joint venturer with, the other party, nor shall any party have any authority to bind the other in any respect, it being intended that the relationship between parties hereunder is that of independent contractors with each party being responsible only for its own actions.

     8.2 FORCE MAJEURE. Force Majeure shall mean any event or condition, not existing as of the date of signature of this License, not reasonably foreseeable as of such a date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force Majeure: acts of state or prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion.

     8.3 AMENDMENTS AND WAIVER. No amendment, waiver or consent with respect to any provision of this License shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.4 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by registered or certified mail, postage prepaid and receipt requested, or by facsimile.

     (a)  If to Cobe:    Cobe Laboratories, Inc.
                         14401 West 65th Way
                         Arvada, Colorado 80004
                         Attention:  Managing Patent Counsel
                         Telephone:  (303) 467-6351
                         Facsimile:  (303) 467-6688

     (b)  If to Avecor:  Avecor Cardiovascular, Inc.
                         13010 County RD 6
                         Plymouth MN  55441
                         Attention: CEO
                         Telephone:  (612) 551-2869
                         Facsimile:  (612) 559-5809

Any notice hereunder shall be effective upon receipt.

     8.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This License may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures hereto shall be deemed to have the same force and effect as manual signatures.

     8.6 ENTIRE TRANSACTION. This License contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements, (except as to the Settlement Agreement and the Avecor Patent License To Cobe executed concurrently herewith), understandings and undertakings, whether written or oral, among the parties on the subject matter hereof.

     8.7 APPLICABLE LAW. This License shall be governed by and construed in accordance with the internal substantive laws of the State of Colorado, excluding the United Nations Convention on Contracts for the International Sale of Goods.

     8.8 ARBITRATION. Any dispute, claim or controversy arising out of or relating to this License, except for any claim of indemnification hereunder, shall be finally settled by binding arbitration. All arbitrations shall be held in Chicago, Illinois and conducted in accordance with the American Arbitration Association Commercial Arbitration Rules in effect as of August 6, 1996. The decisions of the arbitrator shall be final and unappealable by the parties, and may be entered in and enforced by any court of competent jurisdiction. The parties further agree that the arbitration shall be conducted by a single arbitrator who shall be independent of both parties and shall be a lawyer at least 50% of whose practice is in the field of patent litigation and licensing. Arbitration pursuant to this License shall be completed and a decision rendered within 90 days of the appointment of the arbitrator in accordance with arbitration rules in effect.

     8.9 OTHER RULES OF CONSTRUCTION. Words in the singular include the plural and in the plural include the singular. The section and other headings contained in this License are for reference purposes only and shall not affect in any way the meaning or interpretation of this License.

     8.10 PARTIAL INVALIDITY. In the event that any provision of this License shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or of the Settlement Agreement or the other license.

     IN WITNESS HEREOF, each of the parties has caused this License to be executed on its behalf by a duly authorized officer all as of the date first written above.

Cobe Laboratories, Inc.                Avecor Cardiovascular, Inc.



/s/ Bruce R. Winsor                    /s/ Anthony Badolato
- ----------------------------           ----------------------------
By: Bruce R. Winsor                    By: Anthony Badolato
Title: Assistant Secretary             Title: Chief Executive Officer